UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2010

CHESAPEAKE LODGING TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-34572	27-0372343
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

710 Route 46 East, Suite 206 Fairfield, NJ	07004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 970-2559

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 16, 2010, the Board of Trustees of Chesapeake Lodging Trust (the “Company”) appointed Graham J. Wootten to serve as the Company’s Senior Vice President, Chief Accounting Officer and Secretary. There is no arrangement or understanding between Mr. Wootten and any other persons pursuant to which he was appointed as an officer of the Company, and there are no family relationships between Mr. Wootten and any of the Company’s officers or trustees. In addition, there is no relationship between the Company and Mr. Wootten that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Wootten, 36, previously served in several accounting roles, including Vice President and Controller, at Highland Hospitality Corporation (“Highland”), a publicly-traded lodging real estate investment trust, from December 2003 until its sale in July 2007 to an affiliate of JER Partners, a private equity fund. Following the sale of Highland and until February 2010, Mr. Wootten served in finance and accounting roles for the affiliate of JER Partners that acquired Highland, serving most recently as its Chief Financial Officer. Prior to joining Highland, Mr. Wootten held various audit positions, including Audit Senior Manager, for PricewaterhouseCoopers LLP from 1995 until 2003. Mr. Wootten holds a BSBA in accounting from John Carroll University and is a Certified Public Accountant.

(e) In connection with Mr. Wootten’s appointment as an officer of the Company, the Company entered into an employment agreement with Mr. Wootten. The agreement provides for an annual base salary of $230,000, payable in approximately equal semi-monthly installments. In addition, Mr. Wootten is entitled to earn bonuses with respect to each fiscal year (or partial fiscal year), based upon his and the Company’s achievement of performance objectives set by the Company, with a threshold bonus of twenty-five percent (25%) of Mr. Wootten’s base salary for such fiscal year (or partial fiscal year), a targeted bonus of fifty percent (50%) of Mr. Wootten’s base salary for such fiscal year (or partial fiscal year), and a maximum bonus of seventy-five percent (75%) of Mr. Wootten’s base salary for such fiscal year (or partial fiscal year). Any such bonus earned by Mr. Wootten shall be paid annually by March 15 of the year following the end of the year for which the bonus was earned.

Mr. Wootten’s employment agreement has an initial term of two years, beginning on February 16, 2010, the date of his appointment as an officer of the Company. Thereafter, the term of the agreement will be extended for an additional year on each anniversary of the effective date, unless either party gives 90 days’ prior notice that the term will not be extended.

The employment agreement also provides Mr. Wootten with severance benefits if his employment ends under certain circumstances. The Company believes that the agreement will benefit the Company by helping to retain Mr. Wootten and by allowing him to focus on his duties without the distraction of the concern for his personal situation in the event of a possible change in control of the Company.

Mr. Wootten will be entitled to receive benefits under the agreement if (1) the Company terminates his employment without cause, or (2) if there is a change in control during the term of the agreement and he resigns for good reason or is terminated without cause within 12 months following such change in control. Under these scenarios, Mr. Wootten is entitled to receive (1) any accrued but unpaid salary and bonuses (including incentive compensation), (2) reimbursement for any outstanding reasonable business expense, (3) vesting as of his last day of employment of any unvested options or restricted shares previously issued to him, (4) continued life and health insurance as described below, and (5) a severance payment calculated as described below.

If the Company terminates Mr. Wootten’s employment without cause, the severance payment is equal to Mr. Wootten’s current salary plus the greater of (1) the average of all bonuses paid to him during the preceding 36 months (or the period of his employment if shorter) or (2) the most recent bonus paid to him. In addition, Mr. Wootten will be eligible to receive payment of life and health insurance coverage for a period of 12 months following his termination of employment.

If there is a change of control during the term of the agreement and within 12 months following a change in control the Company terminates Mr. Wootten’s employment without cause or he resigns for good reason, the severance payment is equal to two times his current salary plus two times the greater of (1) the average of all bonuses paid to him during the preceding 36 months (or the period of his employment if shorter) and (2) the most recent bonus paid to him. In addition, in the event of a termination or resignation following a change in control as described above, Mr. Wootten will be eligible to receive payment of life and health insurance coverage for a period of 24 months following his termination of employment, and payments to compensate him for additional taxes, if any, imposed under Section 4999 of the Internal Revenue Code for receipt of excess parachute payments.

The employment agreement contains customary non-competition and non-solicitation covenants that apply during the term and for one year after the term of Mr. Wootten’s employment with the Company. The foregoing description of the employment agreement is only a summary and is qualified in its entirety by reference to the copy of the agreement that is filed herewith as Exhibit 10.1, which exhibit is incorporated into this report by reference.

In connection with his appointment, Mr. Wootten received a grant of 25,000 time-based restricted common shares of beneficial interest pursuant to the Company’s Equity Plan. The number of time-based restricted shares granted to Mr. Wootten will be adjusted ratably based on the aggregate number of the Company’s common shares of beneficial interest outstanding following the Company’s initial public offering, including for this calculation common shares of beneficial interest sold upon exercise of the underwriters’ overallotment option (if any), plus the total number of shares sold in the concurrent private placements. The restrictions on the shares will lapse at the rate of one-third of the number of shares per year commencing on the first anniversary of the grant date, assuming that Mr. Wootten remains employed by the Company on such anniversary. In addition, dividends will be paid on the time-based restricted shares when declared and paid on the Company’s common shares generally.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. Incorporated by reference to the Exhibit Index filed herewith and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2010	CHESAPEAKE LODGING TRUST

	By:	/s/ Douglas W. Vicari
Douglas W. Vicari
Executive Vice President, Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Exhibit Description

10.1	Employment Agreement dated February 16, 2010 between Registrant and Graham J. Wootten